                                                                      EX. 10.26A

                                 THIRD AMENDMENT
                                       TO
                                CONTRACT BETWEEN
                   THE OFFICE OF MEDICAID POLICY AND PLANNING
                                       AND
                   COORDINATED CARE CORPORATION INDIANA, INC.

         This THIRD AMENDMENT to the above-referenced Contact is made and entered into by and between the State of Indiana [hereinafter "State" of "State of Indiana"], through the Office of Medicaid Policy and Planning [hereinafter called "State" or "Office"], of the Indiana Family and Social Services Administration, 402 West Washington Street, Room W382, Indianapolis, Indiana 46204, and Coordinated Care Corporation Indiana, Inc., doing business as Managed Health Services, 1099 North Meridian, Suite 400, Indianapolis, Indiana 46204, [hereinafter called "Contractor"].

         WHEREAS, the State of Indiana and Contractor have previously entered into a contract for a term beginning January 1, 2001, and ending December 31, 2004, [hereinafter "the original contract"] for services to arrange for and to administer a risk-based managed care program (RBMC) for certain Hoosier Healthwise enrollees in Packages A,B, and C as procured through BAA 01-28;

         WHEREAS, the parties have previously entered into a First Amendment for additional duties and the adjustment of capitation rates to the mandatory MCO enrollment of Hoosier Healthwise members residing in certain Indiana counties;

         WHEREAS, the Family and Social Services Administration (FSSA) issued new contract documents in lieu of a Second Amendment document so that FSSA may move its contract data into a single contract database the original contract was issued for the contract term starting January 1, 2001, through December 31, 2002, and provided for a renewal clause, exercised at the option of the State for two additional years. The State exercised this option and renewed the contract from January 1, 2003, through December 31, 2004;

         WHEREAS, this Contract contains the payment rates under which the Contractor shall be paid and that these rates have been determined to be actuarially sound for risk contracts, in accordance with applicable law;

         WHEREAS, the Office desires to further amend the contract with this THIRD AMENDMENT in order to bring the contract into compliance with applicable new federal regulations at 42 CFR 438 implementing the federal Balanced Budget Act of 1997.

         NOW THEREFORE, the parties enter into this THIRD AMENDMENT for the consideration set out below, all of which is deemed to be good and sufficient consideration in order to make this THIRD AMENDMENT a binding legal instrument.

1. The parties hereby ratify and incorporate herein each term and condition set out in the original Contract, First Amendment, Second Amendment (i.e., renewal contract), as well

MCO Contract, Third Amendment      Page 1 of 6           Managed Health Services
         as all written matters incorporated therein except as specifically provided for by this THIRD AMENDMENT.

2.       The term of this amendment is August 1, 2003, through December 31,
         2004.

3. The parties agree that BAA 01-28, Attachment A, Section 3.0, Requested Services, is amended, as required by 42 CFR 438, and is replaced with BAA 01-28, Attachment A, Section 3.0, Requested Services, dated July 29, 2003, which is incorporated herein by reference as Exhibit 1.

4. The parties agree that BAA 01-28, Appendix 2, Definition and Abbreviations, is amended, as required by 42 CFR 438, and is replaced with BAA 01-28, Appendix 2, Definitions and Abbreviations, dated July 10, 2003, which is incorporated herein by reference as Exhibit 2.

5. Paragraph VII.BB. of the Second Amendment (Renewal Contract) is deleted and replaced with the following concerning Security and Privacy of Health Information:

         The Contractor agrees to comply with all requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) in all activities related to this contract, to maintain compliance throughout the life of the contract, to operate any systems used to fulfill the requirements of this contract in full compliance with HIPAA and to take no action which adversely affects the State's HIPAA compliance.

         The parties acknowledge that the Department of Health and Human Services has issued the Final Rule, as amended from time to time on the Standards for Privacy of Individually Identifiable Health Information, as required by the Administrative Simplification Section of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The parties acknowledge that the Office is a Covered Entity within the meaning of HIPAA. To the extent required by the provisions of HIPAA and regulations promulgated thereunder, the Contractor assures that it will appropriately safeguard Protected Health Information (PHI), as defined by the regulations, which is made available to or obtained by the Contractor in the course of its work under the contract. The Contractor agrees to comply with applicable requirements of law, as they may be amended from time to time, relating to PHI with respect to any task or other activity it performs for the Office including, as required by the final regulations;

         A. Not using or further disclosing PHI other than as permitted or required by this Contract or by applicable law;

         B. Using appropriate safeguards to prevent use or disclosure of PHI other than as provided by this Contract or by applicable law;

         C. Mitigating, to the extent practicable, any harmful effect that is known to the Contractor and reporting to the Office any use or disclosure by the Contractor, its agent, employees, subcontractors or third parties, of PHI obtained under this Contract

MCO Contract, Third Amendment      Page 2 of 6           Managed Health Services
                  in a manner not provided for by this Contact or by applicable law of which the Contractor becomes aware;

         D. Ensuring that any subcontractors or agents to whom the Contractor provides PHI received from, or created or received by the Contractor on behalf of the Office agree to the same restrictions, conditions and obligations applicable to such party regarding PHI;

         E. Making the Contractor's internal practices, books and records related to the use of disclosure of PHI received from, or created or received by the Contractor on behalf of the Office available to the Secretary of the United States Department of Health and Human Services tor purposes of determining the Office's compliance with applicable law. The Contractor shall immediately notify the Office upon receipt by the Contractor of any such request, and shall provide the Office with copies of any materials made available in response to such a request;

         F. In accordance with procedures established by the Office, documenting and making available the information required to provide an accounting of disclosures pursuant to applicable law, if the duties of the Contractor include disclosures that must be accounted for;

         G. In accordance with procedures established by the Office, making available PHI for amendment and incorporating any amendments to PHI in accordance with 45 CFR 164,526, if the Contractor maintains PHI subject to amendment;

         H. In accordance with procedures established by the Office, making PHI available to individuals entitled to access and requesting access in compliance with 45 CFR 164,524 and consistent with the duties of the Contractor;

         I. At the termination of this Contract, if feasible, return or destroy all PHI received or created under this Contract. If the Office determines return or destruction is not feasible, the protections in this agreement shall continue to be extended to any PHI maintained by the Contractor for as long as it is maintained.

         In order to fulfill the terms of this Contract, Contractor will utilize and interface with the State's electronic systems and will use them to perform certain electronic transactions that contain health information, and which are subject to the final rules for the Standards for Electronic Transactions, dated August 17, 2000, under the Administrative Simplification Section of HIPAA (the "Transaction Standards").

         The Contractor shall comply with the Transaction Standards, as may be amended from time to time, and shall provide documentation of its compliance with them, including a summary of project plans for remediation, status reports of remediation efforts, summary of text results, copies of certifications, if any, and the Contractor's statement affirming completion of all requirements. Such compliance shall be maintained at no additional cost to the State.

MCO Contract, Third Amendment      Page 3 of 6           Managed Health Services

         Contractor will indemnify and hold the State harmless from any loss, damage costs, expense, judgment, sanction or liability, including, but not limited to, attorneys' fees and costs, that the State incurs or is subject to, as a result of Contractor's breach of this Paragraph.

6. The parties agree that Article IV. Payment, paragraph A, of the Second Amendment (renewal contract) is amended as follows:

               CAPITATION RATES
    CATEGORY       PACKAGES A/B   PACKAGES C
----------------   ------------   ----------
NORTH REGION
Newborns           $     381.83   $   208.22
Preschool          $      69.51   $    83.33
Children           $      57.21   $    63.26
Adolescents        $      87.11   $    83.63
Adult Males        $     240.44
Adult Females      $     203.16
Deliveries         $   3,356.03   $ 3,356.03
CENTRAL REGION
Newborns           $     390.49   $   156.05
Preschool          $      77.35   $    79.66
Children           $      55.18   $    67.33
Adolescents        $     105.91   $    80.43
Adult Males        $     234.59
Adult Females      $     206.70
Deliveries         $   3,482.86   $ 3,482.86
SOUTH REGION
Newborns           $     360.16   $   459.59
Preschool          $      71.36   $    74.79
Children           $      55.88   $    63.82
Adolescents        $      91.43   $    84.24
Adult Males        $     234.85
Adult Females      $     219.44
Deliveries         $   3.543.58   $ 3,543.58

7. The parties agree that paragraph III.Q3.a. of the renewal contract is amended to read as follows:

                  An informal claim resolution procedure which shall be available for the resolution of claims submitted to the Contractor by the provider within the allowable claims submission time limits under federal and state law.

MCO Contract, Third Amendment      Page 4 of 6           Managed Health Services

8. Contractor shall submit a network development plan to OMPP and to the monitoring contractor for the counties identified for Phase II of mandatory MCO enrollment by August 5, 2003.

9. The parties agree that Section 3.6.1.3 of the BAA is amended to require the Contractor to submit the "Transition Report (Phase II)," attached as Exhibit 3, monthly from August 2003 until August 2004, according to the schedule in Exhibit 3, or until the MCO has received written notification from OMPP that the report, or certain data elements in the report, is/are no longer required or may be reported less frequently. If Contractor fails to submit the Transition Report on time, or submits a Transition Report with incomplete data, OMPP may assess, and the MCO shall pay, liquidated damages in the amount of $200 per business day until a complete report is received.

10. The Contractor certifies and warrants that federal funds have not been used for lobbying.

11. The parties agree that this Third Amendment to the parties' original Contract has been duly prepared and executed pursuant to Paragraph VII.B of the original contract.

12. The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of me contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

           //THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.//

MCO Contract, Third Amendment      Page 5 of 6           Managed Health Services

WHEREOF, the parties have, through duly authorized representatives, entered into this agreement. The parties having read and understood the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

  For the Contractor:                        For the State of Indiana:

/s/   Rita Johnson-Mills                     /s/ Melanie Bella
-----------------------------------          -----------------------------------
Rita Johnson-Mills, CEO                      Melanie Bella, Assistant Secretary
Coordinated Care Corporation Indiana, Inc.   Office of Medicaid Policy Planning

Date: 7/30/03                                Date: 8/1/03

                                             /s/ Kathryn H. Moses,
                                             -----------------------------------
                                             Kathryn H. Moses,  Director
                                             Children's Health Insurance Program

                                             Date: 8/4/03

APPROVED                                     APPROVED:

/s/ Marilyn Schultz                          /s/ David Penini
-----------------------------------          -----------------------------------
Marilyn Schultz, Director                    David Penini, Commissioner
State Budget Agency                          Department of Administration

Date: 8/15/03                                Date: 8/13/03

APPROVED AS TO FORM AND LEGALITY

/s/ Susan Gard
-----------------------------------
Stephen Carter
Attorney General of Indiana

Date: 9-3-03

MCO Contract, Third Amendment      Page 6 of 6           Managed Health Services